Exhibit 10.2

FINANCING AGREEMENT

This Financing Agreement, (the “Agreement”), is made as of the 19th day of September, 2014, by and among FITT HIGHWAY PRODUCTS, INC., a Nevada corporation which publicly trades on the OTC Bulletin Board under the symbol, FHWY (the “Company”), on the one hand, and Greenome Development Group Inc., a Nevada corporation (the “Greenome”) on the other hand. The Company and Greenome may be referred to as a “Party”, or collectively as the “Parties”.

R E C I T A L S

WHEREAS, on May 6th, 2014, the Parties entered into a Share Exchange Agreement (the “Original Agreement”);

WHEREAS, the Parties now wish to terminate the Original Agreement in its entirety, and bind the Parties to the terms set forth herein;

WHEREAS, the Company seeks to loan to Greenome or Greenome’s majority-owned subsidiary organized under the laws of Hong Kong (“Greenome Sub”) up to three million ($3,000,000) dollars (the “Loan”); and

WHEREAS, $150,000 of up to $3,000,000 loaned from the Company to Greenome or Greenome Sub shall be deemed a repayment from the Company to Greenome.

THE PARTIES HERETO AGREE AS FOLLOWS:

1. Termination of Original Agreement. Upon execution of this Agreement, the Parties expressly acknowledge and agree that the Original Agreement signed by the Parties on May 6, 2014, is now terminated and non-binding on either Party. Although the Original Agreement shall be terminated upon execution of this Agreement, the Parties wish to continue a working relationship subject to the terms and conditions described below in this Agreement.

2. Financing Terms. Upon the terms and subject to the conditions hereof, the Parties agree to the following:

(a) The Company will raise up to three million ($3,000,000) dollars through the Company’s current private placement memorandum (“PPM”) in order to provide Greenome with financing of up to three million ($3,000,000) dollars. The full amount of what the Company actually raises (of up to three million ($3,000,000) dollars) through the Company’s PPM shall be loaned to the Greenome Sub.

(b) The Loan shall be evidenced by a promissory note (the “Note”). The Note shall be due and payable within twelve (12) months of the effective date established in the security agreement reflecting the Note, and shall bear ten (10%) percent interest. The Note shall be secured by the assets of the Greenome Sub. The Parties agree that they will enter into a commercially reasonable security agreement securing full and timely repayment of all amounts due under the Note with all assets of the Greenome Sub.

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(c) On the nine month anniversary of the Note’s effective date, Greenome or the Greenome Sub must notify the Company in writing whether Greenome will (i) conduct a registered public offering of its securities on a Form S-1 Registration Statement, or (ii) arrange separate financing to timely pay all amounts due under the Note.

3. Repayment of Advance. The Company has already received a $180,000 advance from Greenome (the “Advance”). Upon acceptance of the Loan, the Parties agree to the following:

(a) The first $150,000 of the Loan proceeds that is conveyed to theG reenome Sub shall count towards the repayment of the $180,000 that was advanced to the Company.

(b) If the Company fails to make the $150,000 repayment to Greenome by December 31, 2014, then the Advance shall be converted into a $150,000 promissory note from the Company that is due and payable to Greenome within one (1) year from the date the Advance was given to the Company bearing a ten (10%) percent interest rate. This promissory note may be repaid or converted into the Company’s stock at an earlier date if the Company’s stock trades at $1.00 or more for ten (10) consecutive trading days solely at the Company’s option.

4. Greenome’s Covenants.

(a) Company’s 10Q. Greenome shall take complete financial responsibility for the preparation and filing relating to the Company’s third quarter 10Q filing, which includes any necessary amendments. This includes, but is not limited to, attorneys’ fees, auditor expenses, accounting fees, former management consulting fees, EDGAR preparation fees, and similar necessary items.

5. Indemnification. Subject to the provisions of this Article 5, Greenome and Greenome Sub agree to indemnify fully in respect of, hold harmless and defend the Company and each of the Company’s officers, agents and directors against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Greenome or Greenome Sub herein in this Agreement.

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6. Counter Parts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

7. General Provisions.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.

(b) The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(c) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(d) This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all contemporaneous and prior written or oral agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

(e) The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

(f) This Agreement may be amended or modified only by a written agreement signed by the Parties.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (1) in person, (2) by certified mail, postage prepaid, return receipt requested, (3) by facsimile, or (4) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to the Company to:

F.I.T.T. Energy Products, Inc.

26381 Crown Valley Pkwy, Suite 230

Mission Viejo, CA 92691

Attn: Michael R. Dunn

Fax: 949-582-5913

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If to Greenome to:

Greenome Development Group Inc.

3993 Spring Mountain Road Suite 130

Las Vegas, NV 89102

Attention: Jiajie Zhao

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

(i) No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default under this Agreement shall impair any such right, power or remedy of the non-breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(j) Except as provided herein, the Company and Greenome shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

(k) The Covenants of Greenome contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties have duly and validly executed this Agreement as of the date first above written.

COMPANY

F.I.T.T. HIGHWAY PRODUCTS, INC.

/s/ Michael R. Dunn

By: Michael R. Dunn

Its: Chief Executive Officer

GREENOME DEVELOPMENT GROUP INC.

By: /s/ Jiajie Zhao

Name: Jiajie Zhao

Title: CEO

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